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                                                                   EXHIBIT 10.34

                        AMENDMENT TO EMPLOYMENT AGREEMENT


THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made as of the 28th day of April, 1997, by and between GS INDUSTRIES, INC., a Delaware corporation ("Employer"), GEORGETOWN STEEL CORPORATION, a Delaware corporation ("Georgetown") and ROGER R. REGELBRUGGE ("Employee").

                                    RECITAL:

         Employee, Employer and Georgetown Industries, Inc. (which was merged into Georgetown on December 31, 1996) entered into that certain Employment Agreement dated October 5, 1995 (the "Employment Agreement") which the parties desire to amend as hereafter set forth.

         NOW, THEREFORE, the parties hereby stipulate and agree that the Employment Agreement is amended as follows:

         1. Paragraph 1 of the Employment Agreement is hereby amended to provide that Employee shall continue to serve as Chairman and Chief Executive Officer through December 31, 1997 or such earlier date as the Board of Directors of Employer designates his successor as Chief Executive Officer. Subsequent to the date that a new CEO is designated, Employee agrees to serve as Chairman of the Board through March 31, 1999, or such earlier date as the Board of Directors designates a new Chairman of the Board. Employee agrees to serve as a director of Employer through December 31, 1999 or such earlier date as may be determined by the shareholders of Employer; provided, that Employee shall have no further obligation to serve as a director of Employer if a new Chairman of the Board is designated prior to April 1, 1999. Subsequent to the Transition Date (as defined below), Employee's duties for Employer shall not


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be inconsistent with the duties normally associated with Chairman of the Board, director and senior executive consultant.

         2. Paragraph 2 of the Employment Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  2. Employer agrees to pay Employee an annual salary of Six Hundred Fifty Thousand Dollars (650,000.00) payable in equal monthly payments through the twelfth (12th) full calendar month following the date (the "Transition Date") that the Board of Directors of Employer notifies Employee that he is not required to devote more than forty percent (40%) of his time and energy to the furtherance of the businesses of Employer, GST, GSTOC and Georgetown (the "Full Payment Period"). Effective the first day of the month following the Full Payment Period and continuing through March 31, 1999, Employer shall pay Employee an annual salary of Two Hundred Sixty Thousand Dollars ($260,000.00) payable in equal monthly installments of Twenty-One Thousand Six Hundred Sixty-Six and 67/100 Dollars ($21,666.67). Employer agrees to pay Employee a monthly salary of no less than Sixteen Thousand Six Hundred Sixty-Six and 67/100 Dollars ($16,666.67) commencing April 1, 1999 through December 31, 1999.

         3. Through December 31, 1999, Employee shall be entitled to continue to receive all of the benefits set forth in paragraph 3 of the Employment Agreement including, but not limited to (i) an incentive bonus pursuant to the Employer's Annual Incentive Program and (ii) benefits under the Parent SERP or their equivalent; provided, that Employer may provide Employee with reasonably equivalent non-employee benefits in the event that Employee's participation in any such benefits is denied or restricted under the terms of Employer's plans or insurance policies by virtue of his work schedule on and after the Transition Date. In the event that any such benefits shall be taxable to Employee other than as such benefits would be taxable if Employee received the benefits as a full-time employee of the Company, Employer shall gross up its payments to Employee hereunder to cover such tax.

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         All of the payments to Employee under paragraph 2 of this Amendment shall be "base salary" under Employer's Annual Incentive Program and Employer agrees that Employee's "Individual Multiplier Factor" under the Annual Incentive Plan shall continue to be six (6) through December 31, 1999.

         4. Paragraph 3(b) of the Employment Agreement is hereby amended to provide that reimbursement to Employee for accrued and unused vacation time will be made on the basis of Employee's rate of annual compensation in effect as of the time the right to the vacation accrued.

         5. Paragraph 4 of the Employment Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  4. If Employee becomes disabled during the term of the Employment Agreement such that he is unable to perform his duties hereunder, he shall continue to receive the salary and benefits hereunder until the earlier of (i) his death or (ii) December 31, 1999; provided the Employer shall be entitled to a credit to the extent of any payments to Employee under any disability insurance plan provided by Employer.

         6. Paragraph 5 of the Employment Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  5. Through the Transition Date, Employee shall devote his entire time and energy to the furtherance of the business of Employer, GST, GSTOC and Georgetown and shall not, in any advisory or other capacity, work for any other individual, firm or corporation without first having obtained the written consent of Employer thereto. Commencing on the Transition Date and continuing through March 31, 1999, Employee shall not be required to devote more than forty percent (40%) of his time and energy to the furtherance of the businesses of Employer, GST, GSTOC and Georgetown. Commencing April 1, 1999 and continuing through December 31, 1999, Employee shall not be required to devote more than ten days (10) each calendar quarter to the furtherance of the businesses of Employer, GST, GSTOC and Georgetown. Commencing on the Transition Date Employee shall be entitled to advise or work for another individual, firm or corporation provided that it does not unreasonably interfere with his duties under this Agreement and that such other individual, firm or corporation is not directly in competition with Employer and its subsidiaries in the Territory. Anything in

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         the foregoing to the contrary notwithstanding, it is stipulated and agreed that Employee shall be deemed a "full-time" employee of Employer for the purposes of determining Employee's eligibility for benefits through December 31, 1999.

         7. Paragraph 8 of the Employment Agreement is amended to provide that the term of the Employment Agreement as amended herein is extended to December 31, 1999.

         8. Employee agrees that neither the changes in his duties and responsibilities nor the provision of equivalent benefits as contemplated in this Amendment shall constitute Good Reason as defined in paragraph (d) of the Severance Letter referred to in paragraph 16 of the Employment Agreement or in paragraph 2(a) of the Stock Option Agreement dated October 5, 1995 between Employer and Employee.

         9. Employee agrees that as of January 1, 2000, he will have retired as an employee of Employer and Georgetown and they shall have no further obligation to Employee for compensation or benefits or for severance payments; provided, that Employee shall not hereby waive his rights to:

                  a. compensation accrued through December 31, 1999 and unpaid;

                  b.       unreimbursed expenses;

                  c. benefits under Employer's Supplemental Executive Retirement Plan (SERP);

                  d.       benefits under Employer's Pension Plan and Trust;

                  e.       benefits under Employer's Retirement Savings Plan;

                  f. rights under the Stock Option Agreement dated October 5, 1995;

                  g.       COBRA rights; and

                  h. Employee's right to indemnification from Employer and its subsidiaries.

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         10. Except as expressly set forth herein, all of the terms and conditions of the Employment Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                               GS INDUSTRIES, INC.


                               By: /s/ Paul B. Edgely
                                   -----------------------------------------
                               Title:
                                     ---------------------------------------


                               GEORGETOWN STEEL CORPORATION

                               By:
                                   -----------------------------------------
                               Title:
                                     ---------------------------------------


                               /s/ Roger R. Regelbrugge
                               --------------------------------------------
                               Roger R. Regelbrugge


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